Exhibit 99.1

August 26, 2022

MODEL PERFORMANCE MINI CORP. (the “Company”)

Ritter House, Wickhams Cay II,

PO Box 3170, Road Town,
Tortola VG1110,
British Virgin Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Yiran XU
Yiran XU